Exhibit 10.02

Schedule of Directors and Executive Officers who have entered into the form of Indemnification Agreement

Curtis A. Loveland

Michael L. Finn

Robyn R. Hahn

G. Courtney Haning

William L. Jordan

Robert B. Moore, Jr.

Dwight E. Smith

Tracie A. Winbigler

Jason S. Brooks

Thomas D. Robertson

Byron D. Wortham